Exhibit 99.1

MP Materials and Apple Announce $500 Million Partnership to Produce Recycled Rare Earth Magnets in the United States

Long-term commitment will enable Apple to domestically source 100% recycled rare earth magnets for its products, supporting U.S. manufacturing and circular supply chains

Las Vegas — July 15, 2025 — MP Materials (NYSE: MP) today announced a definitive, long-term agreement to supply Apple with rare earth magnets manufactured in the United States from 100 percent recycled materials.

Under the agreement, MP Materials will supply Apple with magnets produced at its Fort Worth, Texas, facility—known as Independence—using recycled rare earth feedstock processed at MP’s Mountain Pass site in California. The feedstock will be sourced from post-industrial and end-of-life magnets, marking a major milestone in both companies’ long-standing efforts to create sustainable, domestic supply chains.

For nearly five years, Apple and MP Materials have been piloting advanced recycling technology that enables recycled rare earth magnets to be processed into material that meets Apple’s exacting standards for performance and design. Building on this technical collaboration, MP will construct a commercial-scale, dedicated recycling line at Mountain Pass enabling the processing of a range of inputs, including magnet scrap and components recovered from end-of-life products.

In addition, to fulfill this agreement with Apple—and in line with its public-private partnership with the U.S. Department of Defense—MP Materials will significantly expand the capacity of its Fort Worth magnetics facility. Magnet shipments are expected to begin in 2027 and ramp up to support hundreds of millions of Apple devices. MP Materials and Apple will also innovate together to accelerate technological advancements in magnet production, as well as end-of-life recovery.

“We are proud to partner with Apple to launch MP’s recycling platform and scale up our magnetics business,” said James Litinsky, Founder, Chairman and CEO of MP Materials. “This collaboration deepens our vertical integration, strengthens supply chain resilience, and reinforces America’s industrial capacity at a pivotal moment.”

Rare earth magnets are essential components in smartphones, computers, wearables, and other electronics, as well as vehicles, robotics, and energy systems. This agreement advances MP’s mission to restore the full rare earth supply chain to the United States while raising the global standard for sustainable production. By recovering rare earth elements from recycled materials, MP aims to reduce waste, conserve natural resources, and drive cost-competitive domestic magnet production.

About MP Materials

MP Materials (NYSE: MP) is America’s only fully integrated rare earth producer with capabilities spanning the entire supply chain—from mining and processing to advanced metallization and magnet manufacturing. We extract and refine materials from one of the world’s richest rare earth deposits in California and manufacture the world’s strongest and most efficient permanent magnets. Our products enable innovation across critical sectors of the modern economy, including transportation, energy, robotics, defense, and aerospace. More information is available at https://mpmaterials.com/.

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Forward-Looking Statements

This press release contains certain statements that are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding expectations and benefits of a long-term agreement with Apple and the Company’s ability to supply U.S.-produced rare earth magnets; the ability to achieve technological advancements and supply chain objectives and the timing thereof; the timing for completion of a rare earth recycling line at Mountain Pass; the ability for the Company to expand the capacity at its Fort Worth magnetics facility and commence magnet shipments, and timing thereof; and the estimated revenues to be received by the Company under the agreement.

These forward-looking statements are subject to a number of risks and uncertainties, including risks related to the Company’s long-term agreement with Apple and the Company’s ability to meet the obligations thereunder, including risks related to our ability to construct, develop and scale our facilities, technology and production; fluctuations in the pricing and volume of the magnet products to be produced under the agreement with Apple, and the risk that our estimate of the magnitude and timing of revenues from the agreement will not be realized; and those additional risk factors discussed in the Company’s filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents. If any of these risks materialize or the assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The Company does not intend to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

media@mpmaterials.com